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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements listed below of WHX Corporation of our reports dated February 18, 1999 and February 16, 1999, appearing on pages 23 and 51, respectively, of this Form 10-K.

ON FORM S-3:

     File No. 33-54831

     File No. 33-63845

ON FORM S-8:

     File No. 33-54801

     File No. 33-56281

     File No. 333-36985

     File No. 333-64217

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 19, 1999